Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-46062) of the MBIA Inc. 401(k) Plan of our report dated June 23, 2006, relating to the financial statements and supplemental schedule of the MBIA Inc. 401(k) Plan, which appears in this Form 11-K.

/s/ PRICEWATERHOUSECOOPERS LLP

New York, NY

June 26, 2006